                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    INTERNATIONAL FLAVORS & FRAGRANCE INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 [LOGO OF IFF]

                    International Flavors & Fragrances Inc.
                             521 West 57th Street
                             New York, N.Y. 10019

                               ----------------

                   Notice of Annual Meeting of Shareholders
                            to be held May 16, 2001

                               ----------------

   The Annual Meeting of Shareholders of International Flavors & Fragrances Inc., a New York corporation (hereinafter called the "Company"), will be held at the office of the Company, 521 West 57th Street, New York, New York, on Wednesday, May 16, 2001, at 10 A.M., Eastern Daylight Saving Time, to elect 10 directors for the ensuing year, to approve the IFF Global Employee Stock Purchase Plan, and to transact such other business as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record at the close of business on March 26, 2001 will be entitled to notice of and to vote at the meeting.

   Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please complete and return the ticket request card which is enclosed for such holders. If your shares are not registered in your own name and you plan to attend, please request a ticket by writing to the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. Evidence of your ownership, which you can obtain from your bank or broker, must accompany your letter.

   If you do not expect to attend the meeting in person, you are requested to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          Stephen A. Block
                                          Secretary
March 30, 2001

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 16, 2001 (the "2001 Annual Meeting") at the principal executive office of the Company, 521 West 57th Street, New York, New York 10019. This proxy statement and the form of proxy will be sent to shareholders on or about March 30, 2001. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by telegram. The Company has retained Corporate Investor Communications, Inc. to assist in such solicitation for a fee of $7,000. The cost of soliciting proxies will be borne by the Company.

   Any shareholder who signs and returns the enclosed form of proxy may revoke it at any time before it has been exercised, by a written instrument or by personal attendance at the meeting.

   The Company had outstanding at the close of business on December 31, 2000, 97,426,044 shares of Common Stock entitled to one vote per share. Only shareholders of record at the close of business on March 26, 2001 will be entitled to vote at the meeting.

                             ELECTION OF DIRECTORS

   At the meeting 10 directors will be elected in accordance with the By-laws of the Company, as amended, to serve for the ensuing year and until their successors are elected and shall qualify. The By-laws provide that the election of directors requires a plurality of the votes cast by the shareholders entitled to vote at the meeting. Except as stated below, the shares of Common Stock represented by the proxies hereby solicited will be voted for the election of the 10 nominees whose names are listed below, all of whom are presently directors of the Company. Should any of such nominees be unable for good cause to serve (which is not now anticipated), it is intended that such shares will be voted for the balance of those named and for such substitute nominees as the Board may recommend.

   Where no qualifying note reference appears in the table below next to the number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the named director has sole voting and investment power over all such shares.

Information About Nominees

                                                                  Shares of
                                                                   Company      Per-
                                                                    Stock     centage
                               Principal Occupation       Year   Beneficially    of
                                      During             First   Owned as of   Shares
                                Last Five Years and      Became  December 31,   Out-
          Name           Age Other Directorships Held   Director     2000(1)  standing
          ----           --- ------------------------   -------- ------------ --------
 Margaret Hayes Adame(2)  61 President, Fashion Group     1993      15,000         (3)
                             International, an
                             international trade
                             organization; Director,
                             Movado Group, Inc.

 Gunter Blobel            64 Professor, The               2000           0         (3)
                             Rockfeller University,
                             an institution of higher
                             learning; Investigator,
                             Howard Hughes Medical
                             Institute, a research
                             medical institution


                                                                      Shares of
                                                                       Company        Per-
                                                                        Stock       centage
                                   Principal Occupation       Year   Beneficially      of
                                          During             First   Owned as of     Shares
                                    Last Five Years and      Became  December 31,     Out-
            Name             Age Other Directorships Held   Director     2000(1)    standing
            ----             --- ------------------------   -------- ------------   --------
 J. Michael Cook              58 Chairman and Chief           2000        2,000          (3)
                                 Executive Officer
                                 Emeritus, Deloitte &
                                 Touche, LLP, accounting
                                 firm; Director, Rockwell
                                 International
                                 Corporation, HCA-The
                                 Healthcare Company and
                                 The Dow Chemical Company
 Peter A. Georgescu(2)        62 Chairman Emeritus, Young     1999        2,000          (3)
                                 & Rubicam Inc.,
                                 advertising agency;
                                 Director, Briggs &
                                 Stratton Corporation
 Richard A. Goldstein(2)      59 Chairman and Chief           2000      510,000          (3)
                                 Executive Officer since
                                 June 2000; President and
                                 Chief Executive Officer
                                 of Unilever United
                                 States, Inc., and
                                 Business Group President
                                 of Unilever North
                                 American Foods, a home,
                                 personal care and food
                                 products company, prior
                                 thereto; Director,
                                 Legacy Hotels and
                                 Fiduciary Trust Company
                                 International
 Carlos A. Lobbosco           61 Executive Vice               1999       75,501          (3)
                                 President, Global
                                 Business Development
                                 since September 2000;
                                 Vice President of the
                                 Company prior thereto
 Arthur C. Martinez           61 Chairman and Chief           2000        3,000          (3)
                                 Executive Officer
                                 Emeritus, Sears, Roebuck
                                 and Co., a retailer;
                                 Director, Pepsico, Inc.,
                                 Liz Claiborne, Inc. and
                                 Martha Stewart Living
                                 Omnimedia, Inc.
 Henry P. van Ameringen(2)    70 President, van Ameringen     1961    8,053,705(4)    8.3%
                                 Foundation, Inc, a
                                 charitable foundation;
                                 Vice President,
                                 International Flavors &
                                 Fragrances (Europe)
                                 prior to 1979
 William D. Van Dyke, III(2)  69 Senior Vice President,       1973    7,299,493(5)    7.5%
                                 Salomon Smith Barney
                                 Inc., stockbrokers
 Douglas J. Wetmore           43 Senior Vice President        1998       32,667          (3)
                                 and Chief Financial
                                 Officer since September
                                 2000; Vice President and
                                 Chief Financial Officer
                                 from April 1998 to
                                 September 2000;
                                 Controller of the
                                 Company prior thereto

--------
(1) Pursuant to Rule 13d-3 under the Exchange Act, the number of shares of Common Stock of the Company beneficially owned by each director includes (where applicable) shares which he or she has (or will have within 60 days after such date) the right to acquire under stock options granted by the Company. The respective numbers of such shares are 500,000 for Mr. Goldstein, 75,501 for Mr. Lobbosco, 28,667 for Mr. Wetmore, 21,000 for Messrs. Van Dyke and van Ameringen and 12,000 for Ms. Adame.

(2) Member of the Executive Committee.
(3) Less than 1%.
(4) The numbers of shares of Common Stock of the Company beneficially owned by Mr. van Ameringen listed above, and the numbers of shares beneficially owned by Messrs. van Ameringen and George Rowe, Jr, currently a director of the Company, listed in the tables on pages 24 and 25, include holdings of the following trusts and foundations. Messrs. van Ameringen and Rowe are the trustees of three trusts which hold an aggregate of 2,707,997 shares. Messrs. van Ameringen and Rowe are officers of the van Ameringen Foundation, Inc., which owns 1,990,766 shares. Messrs. van Ameringen and Rowe are three of the eleven directors of that foundation. Mr. van Ameringen is also a trustee of a charitable trust holding 673,474 shares. In addition, Messrs. van Ameringen and Rowe are trustees of six trusts established under the will of Hedwig van Ameringen which hold an aggregate of 784,931 shares. The number of shares with respect to which Messrs. van Ameringen and Rowe have sole voting and investment power and shared voting and investment power is set forth in the table on page 24.
(5) The number of shares beneficially owned by Mr. Van Dyke listed above includes 25,957 shares with respect to which he has sole voting and investment power and 7,273,536 shares over which he has shared voting and investment power, including the holdings of the trust referred to in footnote 2 in the table on page 24, three other trusts and a foundation. Such number does not include the beneficial interest of Mr. Van Dyke's wife in 129,426 shares owned directly by her. Mr. Van Dyke disclaims any beneficial interest in any such shares.

   All of the nominees except Messrs. Blobel, Cook, Goldstein and Martinez were elected by the shareholders at the 2000 Annual Meeting. Mr. Goldstein was elected a director effective May 18, 2000 and Chairman and Chief Executive Officer effective June 1, 2000. Messrs. Blobel, Cook and Martinez were elected directors effective December 12, 2000. Mr. Richard M. Furlaud, who on December 14, 1999 had been elected Chairman and Chief Executive Officer to serve until the selection of a new Chief Executive Officer, resigned that office effective June 1, 2000 although he has continued to serve as a director. The Company's By-laws, as amended in 2000, provide that each director must retire effective as of the Annual Meeting of Shareholders following his or her 72nd birthday. That amendment provided that directors then over age 72 could continue to serve until the 2001 Annual Meeting of Shareholders. Messrs. Furlaud and Rowe, who in 2000 were over the Company's mandatory retirement age of 72, will retire as directors as of the 2001 Annual Meeting of Shareholders in accordance with the amendment.

   During 2000 the Board held eleven meetings. The Company has an Audit Committee, which held five meetings, a Stock Option and Compensation Committee ("SOCC"), which held eight meetings, and a Nominating Committee, which held four meetings, in 2000. The Audit Committee, consisting of Ms. Adame and Messrs. Georgescu and Van Dyke, oversees the financial operations of the Company and the Company's relationship with its independent accountants. The SOCC, consisting of Messrs. Furlaud, Georgescu, van Ameringen and Van Dyke, oversees the Company's various compensation arrangements, recommends to the Board the salaries to be paid, and incentive compensation and stock options to be granted, to the executive officers of the Company, and determines the stock options and other stock awards to be granted to other employees under the Company's stock option and stock award plans. The Nominating Committee, consisting of Ms. Adame and Messrs. Furlaud, Georgescu, van Ameringen and Van Dyke, recruits, reviews qualifications of and recommends nominees to fill Board vacancies and newly created directorships. Shareholders may submit names of qualified candidates along with detailed information on their backgrounds to the Company's Secretary for referral to the Nominating Committee.

                            I. Summary Compensation

   The following table sets forth information in respect of the compensation of the current and former Chairmen and Chief Executive Officers and each of the other four most highly compensated executive officers of the Company for 1998, 1999 and 2000.

                                                                                   Long Term
                                               Annual Compensation               Compensation
                                     ---------------------------------------- -------------------
                                                                                Awards   Payouts
                                                                              ---------- --------
             (a)                (b)     (c)         (d)             (e)          (f)       (g)           (h)
             ---                ---- --------- -------------- --------------- ---------- --------    ------------
                                                                              Securities   LTIP       All Other
                                                               Other Annual   Underlying Payouts     Compensation
 Name and Principal Position    Year Salary($)    Bonus($)    Compensation($) Options(#)   ($)        ($)(6)(7)
 ---------------------------    ---- --------- -------------- --------------- ---------- --------    ------------
Richard A. Goldstein..........  2000 $525,000     $540,000(1)(2)  $   --      1,400,000  $720,000(1)   $25,453
 Chairman and Chief Executive   1999      --              --          --            --        --           --
 Officer(3)                     1998      --              --          --            --        --           --
Richard M. Furlaud............  2000      --              --        (3)         150,000       --           --
 Chairman and Chief Executive   1999      --              --        (3)           3,000       --           --
 Officer(3)                     1998      --              --        (3)           3,000       --           --
Carlos A. Lobbosco............  2000  500,000      300,000(2)     303,054(4)    313,000       --           --
 Executive Vice President,      1999  428,000      256,800(2)      87,030(4)     50,000       --           --
 Global Business Development    1998  375,026      154,000(2)      73,663(4)     50,000       --           --
 and Director
Robert G. Corbett.............  2000  385,000      192,500(2)       9,999(5)     75,000       --        11,102
 Vice President and Director    1999  350,000       87,500(2)       9,237(5)     30,000       --        10,391
                                1998  260,871      140,000(2)       9,961(5)     30,000       --        10,844
Stephen A. Block..............  2000  360,000      180,000(2)       8,491(5)    212,500       --        11,022
 Senior Vice President,         1999  340,000      153,000(2)       7,151(5)     20,000       --        10,609
 General Counsel and Secretary  1998  300,000      120,000(2)       6,954(5)     17,500       --         9,890
Douglas J. Wetmore............  2000  330,000      165,000(2)      10,141(5)    179,500       --         9,413
 Senior Vice President, Chief   1999  300,000      135,000(2)       7,196(5)     20,000       --         8,813
 Financial Officer and Director 1998  231,250      110,000(2)       6,225(5)     12,500       --         8,513

--------
(1) Pursuant to the terms of a Memorandum of Understanding entered into in connection with Mr. Goldstein's election as Chairman and Chief Executive Officer. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9.
(2) Under the Company's Management Incentive Compensation Plan ("MICP").
(3) Mr. Furlaud served as Chairman and Chief Executive Officer until his resignation effective June 1, 2000 on which date Mr. Goldstein became Chairman and Chief Executive Officer. Mr. Furlaud's annual compensation for the years 2000, 1999 and 1998 consists of outside director's fees of $31,525, $30,750 and $23,250, respectively. For 2000, Mr. Furlaud's compensation includes a stock award of 1,000 shares on October 1, 2000 with a market value of $18,250 on that date. For a description of Mr. Furlaud's 2000 stock option grants and compensation as a director, see "Option Grants in 2000" at page 6 and "Directors' Compensation" at page 8.

(4) Housing allowance pursuant to an agreement between Mr. Lobbosco and the Company including amounts to be grossed up thereunder. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9 for the terms of Mr. Lobbosco's agreement.
(5) Amount imputed under the tax laws as compensation in respect of the executive officer's personal use of the automobile provided to him by the Company.
(6) For the year 2000, the following amounts were paid or set aside by the Company in respect of individual officers listed in the above compensation table under the Company's Retirement Investment Fund Plan, a defined contribution plan, and the Company's unfunded Supplemental Retirement Investment Plan: Mr. Goldstein, $24,421, Mr. Corbett, $10,454, Mr. Block, $9,776 and Mr. Wetmore, $8,962.
(7) For the year 2000, the following amounts were imputed under the tax law as compensation to the executive officers listed in the above compensation table in consideration of life insurance coverage of such persons under the Company's Executive Death Benefit Program: Mr. Goldstein, $1,032, Mr. Corbett, $648, Mr. Block, $1,246 and Mr. Wetmore, $451. No participant in such Program has or will have any interest in the cash surrender value of the underlying insurance policies.

                           II. Option Grants in 2000

   The following table shows all grants of options in 2000 to the executive officers named in the Summary Compensation table. No stock appreciation rights
(SARs) were granted in 2000.

    (a)                        (b)        (c)       (d)       (e)        (f)
                                         % of
                                         Total
                            Number of   Options
                              Shares    Granted                         Grant
                            Underlying    to     Exercise               Date
                             Options   Employees  or Base              Present
                             Granted   in Fiscal   Price   Expiration   Value
   Name                       (#)(1)     Year    ($/sh)(2)  Date(1)    ($)(3)
   ----                     ---------- --------- --------- ---------- ---------
R. A. Goldstein............  500,000      8.71     34.31      6/1/10  4,540,000
                             100,000      1.74     34.31      6/1/10    908,000
                             100,000      1.74     34.31      6/1/10    908,000
                             700,000     12.20     17.94    11/14/07  1,945,000
R. M. Furlaud(4)...........   75,000      1.31     34.56      2/8/10    705,750
                              75,000      1.31     32.19     5/18/10    660,000
C. A. Lobbosco.............   75,000      1.31     34.56      2/8/10    705,750
                             238,000      4.14     17.94    11/14/07    918,680
R. G. Corbett..............   75,000      1.31     34.56      2/8/10    705,750
S. A. Block................   60,000      1.04     34.56      2/8/10    564,600
                             152,500      2.65     17.94    11/14/07    588,650
D. J. Wetmore..............   60,000      1.04     34.56      2/8/10    564,600
                             119,500      2.08     17.94    11/14/07    461,270

--------
(1) All options were granted on February 8, 2000, May 18, 2000, June 1, 2000 or November 14, 2000 under either the Company's 2000 Stock Award and Incentive Plan (the "SAIP"), which was approved by shareholders at the Company's 2000 Annual Meeting of Shareholders, or the Company's 1997 Employee Stock Option Plan, as amended (the "1997 SOP"), which was approved by shareholders at the Company's 1997 Annual Meeting of Shareholders. The options granted on February 8, 2000, May 18, 2000 and June 1, 2000 expire ten years after grant and become exercisable in three equal installments 24, 36, and 48 months, respectively, after the date of grant, except an option for 500,000 shares granted to Mr. Goldstein (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9) and options for 150,000 shares granted to Mr. Furlaud. Such options granted to Messrs. Goldstein and Furlaud are immediately exercisable and remain exercisable (a) with respect to Mr. Goldstein for the full option term or until death, if earlier, except that the unexercised portion of the option is forfeited if Mr. Goldstein's employment with the Company is terminated for cause prior to a "Change-in-Control" (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9); and (b) with respect to Mr. Furlaud as provided in footnote 4 below. The options granted on November 14, 2000 become exercisable in equal 25% installments as the closing price of the Company's Common Stock, measured over a period of seven out of 20 consecutive trading days, achieves successive market price targets of $22.50, $27.00, $31.50 and $36.00 per share. These options expire on the earlier of November 14, 2007 or six months and one day after the closing price of the Company's Common Stock over 20 consecutive trading days averages at least the weighted average exercise price of each option holder's outstanding options prior to the grant on November 14, 2000. The November 14, 2000 stock option of any option holder whose weighted average exercise price of options granted prior to that date is below $36.00 per share will become fully exercisable, and the six month and one-day period until option expiration will begin to run, when the closing price of the Company's Common Stock (averaged over a period of 20 consecutive trading days) is at least the weighted average exercise price of that person's outstanding options.
(2) All options were granted at the closing market price on the date of grant.
(3) The Company used the Black-Scholes model of option valuation or, in the case of options which vest based on stock performance, a Monte Carlo simulation model of option valuation, to determine grant date present value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes or the Monte Carlo models. The estimated values under those models are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, future dividend yield and the time of exercise. For these reasons, the Company does not agree that the Black-Scholes or Monte Carlo models can properly determine the value of an option. The assumptions used by the Company are as follows: grant date stock prices and exercise prices of $34.56 per share, $32.19 per share, $34.31 per share and $17.94 per share, for the options granted on February 8, 2000, May 18, 2000, June 1, 2000, and November 14, 2000, respectively; an option term of 10 years or as specified above for the options granted November 14, 2000; a stock price volatility based on the calendar year closing prices of the Company's Common Stock (plus dividends) for the period December 31, 1990 through December 31, 2000; dividend yields of 3.84% for all options (the dividend yield is calculated by annualizing the average of the quarterly dividend yields, which are developed by dividing each dividend payment between January 1, 1997 and December 31, 2000 by the stock price on the ex-dividend date with respect to such payment); and risk-free interest rates of 6.74%, 6.78%, 6.44% and 5.77%, for the options granted on February 8, 2000, May 18, 2000, June 1, 2000, and November 14, 2000, respectively (the yield on the date of grant on the U.S. Government Zero Coupon Bond with a maturity closest to the option term).
(4) On each of February 8, 2000 and May 18, 2000, in consideration of his service as Chairman and Chief Executive Officer, Mr. Furlaud was granted an option under the 1997 SOP and the SAIP, respectively, to purchase 75,000 shares of the Company's Common Stock at the exercise price of $34.56 per share and

   $32.19 per share, respectively. The options are exercisable immediately and remain exercisable by Mr. Furlaud or, in the event of his death, by his "Beneficiary" as defined in each option, for the full term of the option. In accordance with the provisions of the plans under which such options were granted, the options expire on February 8, 2010 and May 18, 2010, respectively.

III. Aggregated Option Exercises in 2000 and Option Values at December 31, 2000

   The following table provides information as to options exercised in 2000 by each of the executive officers named in the Summary Compensation table and the value of options held by such executive officers at December 31, 2000 measured in terms of the closing price of the Common Stock in consolidated trading on December 31, 2000.

     (a)                     (b)          (c)                (d)                       (e)
                                                          Number of
                           Shares                   Securities Underlying     Value of Unexercised
                         Acquired on               Unexercised Options at    In-the-Money Options at
                          Exercise      Value             FY-End(#)                 FY-End($)
    Name                     (#)     Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
    ----                 ----------- ------------ ------------------------- -------------------------
R. A. Goldstein.........        0      $     0        500,000/1,400,000           $0/1,659,000
R. M. Furlaud...........    3,000       35,640            171,000/6,000           $        0/0
C. A. Lobbosco..........        0            0           75,501/400,499           $  0/564,060
R. G. Corbett...........        0            0           45,085/129,165           $        0/0
S. A. Block.............        0            0           55,834/249,166           $  0/361,425
D. J. Wetmore...........        0            0           28,667/210,333           $  0/283,215

Directors' Compensation

   Directors who are not employees of the Company receive an annual retainer of $25,000, an annual option grant of 1,000 shares of Common Stock and a fee of $1,000 for each meeting of the Board or committee attended, except that when a committee meeting is held on the same day as a Board meeting a fee of only $750 is paid. On October 1, 2000, each non-employee director received a grant of 1,000 shares of Common Stock. Through 2009, such directors also receive automatic annual stock option grants, on the date of the annual meeting of shareholders, of 3,000 shares of Common Stock under the Company's 2000 Stock Option Plan for Non-Employee Directors (the "2000 DSOP"). Options granted under the 2000 DSOP vest in equal installments of 24, 36 and 48 months, and expire ten years, after the date of grant. On May 18, 2000, each non-employee director received an option to purchase 3,000 shares of Common Stock at $32.19 per share under the 2000 DSOP.

   The Company has established a Directors' Deferred Compensation Plan under which directors may defer their cash compensation or stock grants until retirement or other specified date. Deferred cash amounts credited to a director's plan account earn interest at the interest rates applicable from time to time to deferred compensation awards under the MICP. A director who defers all or part of a stock grant may elect to have dividend equivalents reinvested in additional Common Stock share equivalents or credited as cash earning interest as provided with respect to cash compensation.

   As part of its overall program of charitable contributions, the Company has established the Director Charitable Contribution Program. Under the Program, the Company has purchased life insurance policies on the lives of participating directors and is the owner and sole beneficiary of the policies. After the death of a covered director, the Company will donate $500,000 to one or more qualifying charitable organizations designated by the director and $500,000 to The IFF Foundation. Individual directors derive no financial benefit from the Program since all deductions relating to the contributions accrue solely to the Company. The Program should have no long-term cost to the Company.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   In connection with Mr. Goldstein's election as Chairman and Chief Executive Officer of the Company, the Company negotiated with Mr. Goldstein, and the Board approved, a Memorandum of Understanding (the "MOU") setting forth the terms of Mr. Goldstein's employment by the Company. The principal terms of the MOU are as follows:

     (a) Mr. Goldstein is employed by the Company as its Chairman and Chief Executive Officer for a term of five years effective June 1, 2000.

     (b) Mr. Goldstein's annual base salary is not less than $900,000, the level established by the Board.

     (c) For 2000 Mr. Goldstein was guaranteed and received an annual incentive compensation award of $540,000, 60% of his $900,000 base salary, under the SAIP. For years after 2000 Mr. Goldstein's annual incentive compensation will be subject to the attainment of certain annual performance goals approved by the Board under the SAIP.

     (d) For 2000 Mr. Goldstein was guaranteed and received a long-term incentive compensation award of $720,000, 80% of his $900,000 base salary, under the SAIP. For periods after 2000 Mr. Goldstein's long-term incentive compensation will be subject to the attainment of certain long-term performance goals approved by the Board under the SAIP.

     (e) On June 1, 2000 Mr. Goldstein was granted options to purchase 700,000 shares of the Company's Common Stock. See "Option Grants in 2000" at page 6. Of these options, an option for 500,000 shares was a "sign-on" grant; an option for 100,000 shares was to compensate Mr. Goldstein for his forfeiture, upon his leaving Unilever United States, Inc. ("Unilever US"), of unvested options to purchase stock of Unilever plc; and an option for 100,000 shares was Mr. Goldstein's 2000 annual grant. The "sign-on" grant, made under the Company's 1997 SOP, was immediately exercisable and will remain exercisable for the full term irrespective of Mr. Goldstein's employment status, or until death, if earlier, except that if Mr. Goldstein's employment is terminated for cause prior to a "Change-in-Control" (see below at page 13), the unexercised portion of the option will be immediately forfeited. The other grants were made under the SAIP, and are subject to the same terms and conditions as grants to other employees under the SAIP. Mr. Goldstein is also entitled to future annual option grants with a value, based on the Black-Scholes model of option valuation, of at least $590,000.

     (f) Mr. Goldstein is entitled to receive from the Company $2,118,750 in respect of long term incentive payments that he forfeited by leaving Unilever US ("Unilever LTIP"). Payments in respect of Unilever LTIP will be made at the same times, and in the same amounts, as they would have been made to Mr. Goldstein had he remained an employee of Unilever US. The first installment of $706,250 was paid in March 2001.

     (g) Had Unilever US canceled certain vested options held by Mr. Goldstein, he would have been entitled to a payment from the Company of $871,000 in respect of those options. Unilever US permitted

  Mr. Goldstein to exercise those options, however, as a result of which the Company's obligation for this payment terminated.

     (h) Mr. Goldstein participates in all of the Company's benefit plans and programs to the same extent as all Company executive officers. In addition, the Company is providing Mr. Goldstein with (i) those benefits that he was receiving at Unilever US that are not provided under the Company's plans and programs, and (ii) with respect to benefits provided by both Unilever US and the Company but as to which the Company's benefits are less generous than those Mr. Goldstein was receiving from Unilever US, the same benefit level as he was receiving from Unilever US.

     (i) In no event will Mr. Goldstein receive aggregate pensions from the Company and Unilever US that are less than the pension he would have received had he continued to be employed by Unilever US for an additional five-year period. If he retires from the Company after completing five years of service, his Company pension will be based on the period of his service with the Company only. If he retires from the Company before completing five years of service, his Company pension will be based on a combination of his service with the Company and his service with Unilever US totaling five years. After calculating the aggregate of his actual Company pension and his actual pension from Unilever US, the Company will supplement that total with an amount equal to the difference between what his pension would have been had he continued to be employed by Unilever US for the additional five-year period and such aggregate actual pensions.

     (j) Mr. Goldstein participates in and is entitled to the benefits of the Company's Executive Separation Policy (the "ESP"), described below at page 12; provided that, if his employment with the Company is terminated without cause or if he terminates his employment for "good reason" (as defined in the ESP, see page 12 below) prior to his completing three years of service with the Company, he receives the benefits of the ESP for the greater of two years or for a period equal to five years less the number of full years of service that he has completed.

   Mr. Corbett resigned as a director of the Company effective as of November 1, 2000, and as a Vice President effective as of January 1, 2001. In connection with his resignations, Mr. Corbett and the Company entered into a Separation Agreement dated as of November 1, 2000 (the "Separation Agreement"), which generally conforms to the terms of the ESP, adopted by the Board of Directors on April 13, 2000 and applied to certain of the executive officers of the Company. See "Executive Separation Policy" at page 12. The principal features of the Separation Agreement are as follows:

     (a) In respect of 2000, the Company recommended, and the Board awarded, incentive compensation to Mr. Corbett of $192,500 under the MICP.

     (b) Mr. Corbett became entitled to severance ("Severance") from January 2, 2001 through December 31, 2002 (the "Severance Period") equal to the sum of his base salary ($385,000) and his target incentive compensation award (50% of salary, or $192,500). The Severance is being paid in semi-monthly installments of $24,062.50.

     (c) Mr. Corbett remains entitled to the vested benefits he had accrued through January 1, 2001 under the Company's Pension Plan. See "Pension Plans" at page 14. In addition, the Company agreed to continue Mr. Corbett's medical, dental and life insurance coverage until the earlier of the expiration of the Severance Period or until he obtains new employment.

     (d) As of January 2, 2001, ownership of the automobile theretofore provided to Mr. Corbett by the Company was transferred to him. The Company will report on Mr. Corbett's Form W-2 for 2001 the compensation income attributable to such transfer, and Mr. Corbett is responsible for all income taxes in respect of that income.

     (e) Until the earlier of the expiration of the Severance Period or until Mr. Corbett obtains new employment, the Company is providing him with Company-paid outplacement services.

     (f) Until the expiration of the Severance Period, Mr. Corbett has agreed that he will not (i) act as a director, officer, employee, partner or individual proprietor of, perform consulting services for, or otherwise give material assistance to, certain named competitors of the Company, or
  (ii) solicit, induce, or attempt to influence any employee of the Company or any of its subsidiaries (the "Company Group") to terminate his or her employment with the Company Group, or otherwise interfere with the employment relationship between the Company Group and any of its employees.

   In connection with his 1999 transfer to the United States and his appointment as President, Fragrance Division, Mr. Lobbosco entered into a contract with the Company effective October 1, 1999 (the "1999 Contract"), which supersedes the 1998 contract which the Company and Mr. Lobbosco had executed in connection with his 1998 transfer to Europe and his appointment as Area Manager, Europe, Africa, and Middle East Fragrances (the "1998 Contract", and together with the 1999 Contract the "Contracts"). The principal features of the Contracts are as follows:

     (a) Under the 1998 Contract, Mr. Lobbosco's annual base salary was set at the local currency equivalent of $385,000 per year. Under the 1999 Contract, his base salary was raised to $500,000 per year. Both Contracts contemplate annual reviews in accordance with Company policy.

     (b) Under the 1998 Contract, Mr. Lobbosco was granted a stock option award of 35,000 shares of Common Stock under the Company's 1997 SOP. Under the 1999 Contract, he was granted an additional stock option award of 25,000 shares pursuant to the same Plan.

     (c) Under the 1998 Contract the Company agreed to cause its United Kingdom subsidiary to lease an apartment in London, England for Mr. Lobbosco's use, and to pay the rent thereon. Under the 1999 Contract the Company agreed to lease an apartment in New York City for Mr. Lobbosco's use, and to pay the rent thereon.

     (d) Under both Contracts, taxes on income recognized by Mr. Lobbosco as a result of the Company's rent payments for the London and New York City apartments are to be grossed up. Both Contracts also provide that, to the extent that Mr. Lobbosco's effective aggregate income tax rate on his salary and incentive compensation exceeds a certain percentage (26% under the 1998 Contract and 30% under the 1999 Contract), the Company will reimburse Mr. Lobbosco, on a grossed up basis, for all taxes in excess of such rate in respect of such compensation income. Both Contracts also entitle Mr. Lobbosco to the Company-paid services of an independent public accountant to assist him in calculating his taxes.

     (e) Both Contracts provide that, under the pension arrangement applicable to Mr. Lobbosco, (see "Pension Plans" at page 14) and depending on the date of his retirement, Mr. Lobbosco will receive a minimum aggregate monthly pension. The monthly pension ranged from $7,365 to $19,600 under the 1998 Contract, and ranges from $15,500 to $25,000 under the 1999 Contract.

     (f) Each Contract contemplates that Mr. Lobbosco's assignment covered by such Contract will expire no later than July 1, 2001, and provides that, from the date his assignment terminates until his retirement date, anticipated under the 1998 Contract to be December 31, 2002 and under the 1999 Contract to be July 1, 2003, Mr. Lobbosco will remain an employee of the Company, based in Buenos Aires, Argentina, performing such services as the Chief Executive Officer of the Company may request. Under both Contracts, during the applicable period Mr. Lobbosco's base salary will not be lower than that at the end of the assignment. In December 2000, Mr. Lobbosco and the Company agreed that the assignment covered by the 1999 Contract will be extended until December 31, 2001.

     (g) Each Contract also provides that, in the event Mr. Lobbosco's employment with the Company is terminated other than for cause prior to the anticipated retirement date under such Contract, and Mr. Lobbosco is not entitled to the benefits of his Agreement, Mr. Lobbosco will retire from the Company's employ on that date. He may elect to commence receiving his pension at that time or, in lieu thereof, to receive salary continuation payments for a period of 18 months under the 1998 Contract and 24 months under the 1999 Contract (or a shorter period if the termination occurs after July 1, 2001).

Executive Separation Policy

   On April 13, 2000, the Board approved the ESP, and authorized participation in the ESP by the then executive officers of the Company, including Messrs. Lobbosco, Corbett, Block and Wetmore (but excluding Mr. Furlaud). Mr. Goldstein became a participant in the ESP as of June 1, 2000. In February 2001, the Board approved the inclusion in the ESP of 24 additional participants, including additional executive officers. The ESP covers separations from the Company both prior to and within three years following a "Change-in-Control," as defined below ("CIC"). The eight executive officers and one other officer of the Company are covered by the ESP's "Tier I" payments and benefits, described below. The remaining 21 participants are covered by lesser "Tier II" payments and benefits. Participants in the ESP who, prior to their inclusion in the ESP, had executed executive severance agreements agreed voluntarily to terminate those agreements in connection with their participation in the ESP.

   Under the ESP, a Tier I participant whose employment with the Company is terminated without cause at any time other than within the three years following a CIC receives severance, calculated on a monthly basis, equal to the sum of (1) the covered executive's monthly base salary at the date of termination and (2) 1/12th of the average of the participant's three most recent annual incentive compensation awards, in each case payable as "salary continuation" over a period of 24 months. The executive is also entitled to a pro rata bonus in respect of the year of termination and continuation of medical, dental and insurance benefits for the 24-month severance period. The executive receives no additional pension credit, and stock options and other long-term awards are exercisable only in accordance with their original terms.

   A Tier I participant terminated without cause or electing to terminate his or her employment with the Company for "good reason," as defined below, during the three years following a CIC is entitled to the following:

     (a) a lump sum payment equal to three times the aggregate of (i) the participant's highest annual salary during the five years immediately preceding separation and (ii) the higher of (A) the participant's average annual bonus for the most recent three years or (B) his or her target bonus for the year of separation;

     (b) a lump sum payout of long-term performance awards for the long-term performance cycles then in progress, with the amount of the award based on the higher of target or actual performance (the award is initially paid at target, and if actual performance at the end of the cycle is higher, is supplemented by an amount equal to the difference between the award associated with such performance and target);

     (c) 100% vesting of outstanding options, with the remainder of the option term to exercise them; provided that, if any stock option plan under which any such option has been issued does not permit such option to become vested and exercisable upon occurrence of a CIC and to remain outstanding for the remainder of the option term, for each share of Common Stock of the Company subject to any such option, whether or not such option is then exercisable, in exchange for the cancellation of the option, the participant receives a payment equal to the difference between the exercise price of such option share and a price equal to the highest of (i) the market price of Common Stock on the New York Stock Exchange ("NYSE") at the close of business on the effective day of employment termination, (b) the price of Common Stock contained in any published tender offer made within one year before or one year after the date of the CIC, (c) the price of Common Stock contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or one year after the date of the CIC, or (d) the closing market price of Common Stock on the NYSE on the date of the CIC;

     (d) credit for an additional three years of service and age for pension calculation purposes; and

     (e) continuation of medical and dental coverage for the lesser of three years or until the participant obtains new employment providing similar benefits.

   Notwithstanding the foregoing, Mr. Goldstein's participation in the ESP is subject to the enhancements described in clause (j) of the description of his MOU at page 10 above.

   If following a CIC a Tier I participant in the ESP becomes entitled to payments that are or would be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may be imposed (the "Excise Taxes"), the Company will pay to that Tier I participant an additional amount (a "Gross-Up Payment") such that, after the payment by the Employee of all taxes (including without limitation all income and employment tax and Excise Tax and treating as a tax the lost tax benefit resulting from the disallowance of any deduction of the Employee by virtue of the inclusion of the Gross-Up Payment in the Employee's adjusted gross income), and interest and penalties with respect to such taxes, imposed on the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Taxes imposed on the Severance Payments.

   Under the ESP (a) a CIC is deemed to have occurred if:

     (i) any "person," as that term is used in Sections 13(d) and 14(d) of the Exchange Act, acquires voting securities of the Company and immediately thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding voting securities;

     (ii) individuals who on September 1, 2000 constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on September 1, 2000 or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority of the Board;

     (iii) immediately after a merger, consolidation, recapitalization, or reorganization of the Company, either (A) individuals who immediately prior to consummation of such an event constituted the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such event do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least 60% or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

     (iv) the shareholders of the Company have approved a plan of complete liquidation of the Company, or a transaction resulting in the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) is consummated;

and (b) "good reason" means the occurrence of any of the following events, unless the executive has consented in writing to such event:

     (i) a reduction by the Company in the executive's base salary as in effect immediately prior to the CIC;

     (ii) (a) the failure by the Company to continue in effect any compensation or employee benefit plan in which the executive was a participant prior to the CIC, unless the plan (x) is replaced by a successor plan providing to the executive substantially similar compensation and benefits or (y) terminates as a result of the normal expiration of the plan in accordance with its terms, as in effect immediately prior to the CIC, or (b) the taking of any other action, or the failure to act, by the Company which would materially adversely affect the executive's continued participation in any such plan as compared to the terms of such participation on the date of the CIC;

     (iii) effecting a change in the position of the executive that does not represent a position commensurate in level, authority and responsibilities with or a promotion from the executive's position with the Company immediately prior to the date of the CIC, or assigning to the executive responsibilities that are materially inconsistent with such prior position; or

     (iv) the Company's requiring the executive to be based anywhere more than 45 miles from the location of the executive's office immediately prior to the CIC;

in each case after notice in writing from the executive to the Company and a period of 30 days after such notice during which the Company fails to correct such conduct.

Pension Plans

   Of the executive officers named in the Summary Compensation Table, Messrs. Goldstein, Corbett, Block and Wetmore are participants in the Company's Pension Plan, a defined benefit plan, under which the Company makes periodic payments computed on an actuarial basis providing for fixed benefits for members in the event of retirement at age 65 (normal retirement date contemplated by the Plan). Benefits under the Pension Plan are calculated with respect to a five-year average of participating employees' covered compensation (base salary or wage plus cash bonus), subject to an offset for amounts received as Social Security benefits for service after November 30, 1979. The table below indicates, for purposes of illustration, the approximate amounts of annual retirement income (subject to the above Social Security offset and without taking into account any limitations under the Code) that would have been payable upon retirement at December 1, 2000 on a straight life basis under various assumptions as to salary and years of service to employees in higher salary classifications who participate in the Pension Plan. Messrs. Goldstein, Corbett, Block and Wetmore have less than a year, 18, 8 and 9 years of service, respectively, under the Pension Plan. To the extent that the amounts of annual retirement income exceed the maximum benefit limitations, including limitations under Section 415 of the Code, such amounts are payable in the same form and manner under the Company's unfunded Supplemental Retirement Plan adopted on October 29, 1986, effective January 1, 1987. Mr. Goldstein, in addition to being a participant in the Company's Pension Plan, has a separate unfunded arrangement under the MOU providing for pension benefits which are not presently calculable. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9. Mr. Lobbosco, who is not a United States citizen, has significant amounts of service with foreign subsidiaries of the Company not covered by the Company's Pension Plan, as a result of which he participates in separate unfunded arrangements providing pension benefits. Under the arrangement applicable to Mr. Lobbosco, he will receive a pension benefit in accordance with the 1999 Contract. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9. As of December 31, 2000, at age 65 Mr. Lobbosco is entitled to an annual benefit under the 1999 Contract of $239,500. No other named executive officer participates in this arrangement. Mr. Furlaud is not a participant in any pension plan of the Company.

                      Estimated annual pension for specified years of service
  Average     -----------------------------------------------------------------------
Compensation     5        10       15       20       25       30       35       40
------------     -        --       --       --       --       --       --       --
$ 400,000     $ 34,884 $ 69,768 $104,652 $139,536 $162,929 $183,449 $203,969 $224,489
  500,000       43,605   87,210  130,815  174,420  203,661  229,311  254,961  280,611
  600,000       52,326  104,652  156,978  209,304  244,393  275,173  305,953  336,733
  700,000       61,047  122,094  183,141  244,188  285,125  321,035  356,945  392,855
  800,000       69,768  139,536  209,304  279,072  325,858  366,898  407,938  448,978
  900,000       78,489  156,978  235,467  313,956  366,590  412,760  458,930  505,100
1,000,000       87,210  174,420  261,630  348,840  407,322  458,622  509,922  561,222
1,100,000       95,931  191,862  287,793  383,724  448,054  504,484  560,914  617,344
1,200,000      104,652  209,304  313,956  418,608  488,786  550,346  611,906  673,466
1,300,000      113,373  226,746  340,119  453,492  529,519  596,209  662,899  729,589
1,400,000      122,094  244,188  366,282  488,376  570,251  642,071  713,891  785,711
1,500,000      130,815  261,630  392,445  523,260  610,983  687,933  764,883  841,833
1,600,000      139,536  279,072  418,608  558,144  651,715  733,795  815,875  897,955
1,700,000      148,257  296,514  444,771  593,028  692,447  779,657  866,867  954,077

                        REPORT OF THE AUDIT COMMITTEE*

   The Audit Committee of the Board assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices of the Company. It oversees the Company's financial operations and the Company's relationship with its independent accountants. The Audit Committee is composed of three directors, all of whom are "independent" under rules recently adopted by the New York Stock Exchange. The Audit Committee, which met five times in 2000, operates under a written charter adopted by the Board. The full text of the charter is set forth in Exhibit A attached hereto.

   In addition, for each fiscal year, the Audit Committee recommends for approval by the Board the appointment of independent accountants to audit the financial statements of the Company and its subsidiaries. In fulfilling its oversight responsibilities, the Audit Committee reviews and discusses with management and its independent accountants the audited financial statements in the Company's Annual Report on Form 10-K. The Audit Committee also meets prior to the filing of the Quarterly Report on Form 10-Q and discusses the interim financial information in that report with the Company's independent accountants, and with the Company's chief financial officer and controller, for each quarter the report is required to be filed.

   The Audit Committee meets periodically with the Company's independent accountants, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. For 2000 these discussions also included the matters required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended.

   For 2000 the Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with the Company's independent accountants the overall scope and plans for their respective audits as well as the identification of audit risks. In addition, the Audit Committee received from the Company's independent accountants written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the independent accountants and the Company that might bear on the accountants' independence, and discussed this information with its independent accountants.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the
--------
* This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Year Ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and recommended to the Board the reappointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.

                                          Audit Committee

                                          Peter A. Georgescu
                                          Chairman
                                          Margaret H. Adame
                                          William D. Van Dyke, III

                                 REPORT OF THE
                   STOCK OPTION AND COMPENSATION COMMITTEE*

   The Stock Option and Compensation Committee of the Board (the "SOCC") (all of the members of which are "outside directors" as that term is defined in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) is responsible for recommending to the Board and administering on behalf of the Board the policies that govern the compensation paid to the Company's executive officers, including the Chief Executive Officer.

   In 2000, with respect to the executive officers, the SOCC recommended for approval by the Board (a) annual salaries (other than that of the chief executive officer, which was the subject of a Memorandum of Understanding (the "MOU") (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9), (b) annual incentive awards under the Company's Management Incentive Compensation Plan ("MICP"), and (c) grants of stock options under the Company's 2000 Stock Award and Incentive Plan (the "SAIP") and the Company's 1997 Employee Stock Option Plan (the "1997 SOP").

Compensation Policy for 2000 and Prior Years

   The Company's executive compensation policy for 2000 and prior years was based on several criteria including, but not limited to, the Company's annual corporate, divisional and regional budgets and other Company goals and objectives, and including for 2000 the acquisition of Bush Boake Allen Inc. ("BBA") and the reorganization of the Company undertaken in the fourth quarter; the performance of the Company and the executive officers against those budgets and other goals and objectives; and the competitive realities relating to the compensation required to secure the services and motivational commitment of the executive. In this regard, the SOCC also took into consideration the compensation levels and programs of those companies with which the Company competes for executive talent, whether within or outside the Company's line of business. In establishing executive compensation for 2000, the SOCC did not make an analysis of the compensation practices

--------
* This report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

of any specific company or companies (which include non-public companies with which the Company competes for executives); however, the SOCC was generally familiar with such compensation practices and believes that the compensation paid in and in respect of 2000 to the Company's executive officers was fair and appropriate under the circumstances.

Compensation Policy for 2001 and Subsequent Years

   For 2001 and subsequent years, the SOCC recommended to the Board and the Board adopted and approved a new comprehensive Executive Compensation Program covering the Company's executive officers and other key executives (the "Program"). The Program consists of a Salary Plan, an Annual Incentive Plan ("AIP"), a Long-Term Incentive Plan ("LTIP"), a stock option program, a perquisites program and the Executive Separation Policy (the "ESP"). In addition, the Board has approved, and the Company will introduce in the second quarter of 2001, a comprehensive Deferred Compensation Plan. The AIP, LTIP and stock option program are part of and are administered under the SAIP. Before the introduction of the Program, with the assistance of experienced independent compensation consultants, the Program was extensively benchmarked against external marketplace data, and all positions, including those of the Company's executive officers, were internally evaluated as determined by their scope of responsibilities within the Company. The external survey data will be reviewed and updated annually, and the internal valuation of positions will be reviewed and updated periodically.

   Under the Salary Plan, the SOCC and the Board reviews salaries of executive officers periodically. The timing and amount of salary increases are based on the executive officer's ongoing performance.

   Under the AIP, each executive officer has an annual incentive award target based on the achievement of specific quantitative Company-wide performance goals, which are determined at the beginning of each year by the Board, on the recommendation of the SOCC. For 2001, these objectives relate to sales growth and improvements in gross margin and operating cash flows. Each executive officer has a range of potential awards, both above and below target, which are specified at the beginning of each year. The amount paid at the end of the year depends on the extent to which the Company achieves the performance goals. Failure to meet a threshold performance level results in no AIP award for that year.

   Under the LTIP, for each three-year performance cycle each executive officer has an award target based on the achievement of specific quantitative Company-wide performance goals, which are determined at the beginning of each performance cycle by the Board, on the recommendation of the SOCC. For the 2001-2003 cycle, these objectives relate to improvements in earnings per share and return on net tangible assets. As with the AIP, for each award cycle each executive officer has a range of potential awards, both above and below target, which are specified at the beginning of the cycle. The amount paid at the end of the cycle depends on the extent to which the Company achieves the performance goals. Failure to meet a threshold performance level results in no LTIP award for that cycle.

   Under the Stock Option Program, each executive officer has an annual target award and a range of awards, both above and below target. The size of an executive officer's actual award is based on the scope of his or her position, individual performance, and ability to drive enhanced long-term shareholder value. The SOCC sets the terms of stock options, including vesting, any performance requirements and the expiration date (which can be up to but not in excess of ten years after the grant date).

   Under the perquisites program, each executive officer receives a package of perquisites that includes a Company-provided automobile, annual physical examination, health club membership, the right to travel via first or business class for business purposes and annual financial and tax counseling and estate planning assistance.

   The Company's general policy has been, and will continue to be, to structure executive compensation to be deductible under Section 162(m) of the Code. The Company also believes, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to pay executive compensation in excess of that which may be deductible.

2000 Compensation of Executive Officers

   The three basic components of the Company's executive officer compensation in 2000 were annual salaries, stock options and annual incentive compensation.

Salaries

   For 2000, the annual salaries of the executive officers other than Mr. Furlaud and Mr. Goldstein were recommended by the SOCC and approved by the Board in December 1999. In making its recommendations, the SOCC relied on information provided by the previous Chief Executive Officer prior to his retirement on December 14, 1999, and on information from the Vice President, Human Resources and other executive officers (except that no executive officer made a recommendation with respect to his own salary). Recommendations were based on firsthand knowledge of the contribution of each executive officer to the Company and to his respective area of concentration. The SOCC also considered financial and other data reflecting the performance and contribution to the Company's overall performance of each executive's areas of responsibility; however, there was no precise test or formula by which the recommended salary for 2000 was related to performance. The SOCC concluded, and the Board agreed, that the Company's interests were best served by a flexible policy that allowed the SOCC and the Board to fix 2000 annual salaries after considering the factors described above and after evaluating such factors under the circumstances as they then existed.

   With respect to the salary for 2000 of the Chief Executive Officer, in December 1999 Mr. Richard M. Furlaud, who was until then a non-employee director of the Company, was elected Chairman of the Board and Chief Executive Officer, to serve until the selection of a new Chairman and Chief Executive Officer pursuant to a search then being conducted by the Board. Mr. Furlaud served as Chairman and Chief Executive Officer until June 1, 2000 without any compensation other than the grant of two stock options, in February and May 2000. See "Summary Compensation" at page 5 and "Directors' Compensation" at page 8. The 2000 salary for Mr. Goldstein, who became Chairman and Chief Executive Officer on June 1, 2000, was part of the compensation package approved by the Board and reflected in his MOU. See "Employment Agreements and Termination of Employment and Change-in-Control Arrangements" at page 9.

Stock Options

   Stock options have long been the principal form of long-term compensation awarded by the Company to its executive officers, and generally have been effective in motivating executive officers to create and enhance shareholder value, since they return no monetary value to the recipient unless shareholders as a whole also benefit through an increase in the price of the Company's Common Stock. In February 2000, each of the then executive officers received a grant of stock options under the 1997 SOP. See "Option Grants in 2000" at page 6. The SOCC made such grants, and determined the timing, pricing and number of shares covered by each executive officer's option, after considering the recommendations of the Chief Executive Officer, applying the above criteria and taking into consideration the Company's circumstances at the time. The February and May 2000 grants to Mr. Furlaud were considered separately by the SOCC, which noted that Mr. Furlaud was serving as Chairman and Chief Executive Officer without any other compensation and recognized the importance of his responsibilities during a critical period for the Company and the high level of commitment and experience that Mr. Furlaud brought to his assignment. The grants to Mr. Furlaud were designed to allow him to participate with all other shareholders in the future growth of the Company. The June 1, 2000 stock option grants to Mr. Goldstein were part of the compensation package approved by the Board and reflected in his MOU. See "Employment Agreements and Termination of Employment and Change-in-Control Arrangements" at page 9.

   In October 2000 the Company announced a major reorganization to drive long-term growth and create and enhance shareholder value. In early November the Company consummated its acquisition of BBA. The SOCC concluded that executive officers of the Company, as well as certain former executives of BBA and other executives of the Company, all of whom are leading or are key to the integration of BBA and the reorganization, should have both incentives and interests that are closely aligned with the Company's shareholders as a whole, both for the short-term and the long-term. The SOCC also noted that because of the decline in the price of the Company's Common Stock, virtually all outstanding options held by such executive officers and other Company executives were "under water" and were not then able to provide the incentive to executives that they were originally intended to provide. Accordingly, in order to provide incentives to such executive officers of the Company, other Company executives and certain former BBA executives to achieve the objectives of the BBA integration and the reorganization, to retain and reward them for the restoration and creation of shareholder value, and to achieve internal equity, thereby aligning the interests of executives of both the Company and BBA, irrespective of their company of origin, and allowing them to move forward with common objectives, in November 2000 the SOCC granted options to
(a) all of the Company's executive officers including Mr. Goldstein, in recognition of the contributions that he is making to the BBA integration and the reorganization, but excluding Robert G. Corbett, former President of the Flavor Division, whose employment with the Company would terminate as of January 1, 2001 (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements at page 9), and (b) such other Company executives and such former BBA executives. See "Option Grants in 2000" at page
6. The awards for each of the Company's executive officers and other executives were for the same number of shares as each such executive officer and other executive had in outstanding option shares (whether or not vested) immediately preceding the November 2000 awards. The number of shares awarded to the former BBA executives was determined in consultation with experienced independent compensation consultants.

Incentive Compensation

   For 2000, all of the Company's executive officers participated in the MICP. Under the MICP as amended in 1995, the incentive compensation of such executive officers and other executives selected by the SOCC for participation for each year is paid from an incentive fund for such year, the existence and amount of which is subject to a performance goal, specified in the MICP, equal to 10% of the amount by which the pretax consolidated earnings of the Company for such year exceed the sum of 20% of net capital (defined as the average of the amounts of the Company's consolidated capital and surplus at the beginning and end of such year) for such year, provided that the fund may not exceed for any year 10% of the amount of cash dividends paid by the Company in such year. No award to any participant may exceed the lesser of 15% of the incentive fund or 100% of his or her annual base salary. The SOCC may exercise negative discretion to reduce the maximum award to any participant. Under regulations adopted by the SOCC pursuant to the MICP for 2000, awards are payable in cash either currently in a lump sum or in installments that may be deferred in various ways. Under the MICP the SOCC, following the criteria set forth above, and after the year-end results were released and the size of the incentive fund was certified by the Company's independent accountants, determined and certified that the MICP's performance goal had been met. The SOCC then recommended to the Board that a portion of the available incentive fund be allocated to the participants and recommended the specific award to be granted to each participant, such awards to be paid as participants had previously requested and the SOCC had authorized. In so allocating the incentive fund to executive officers other than Mr. Goldstein, the Committee relied on information provided by Mr. Goldstein, based on his firsthand knowledge of the contribution of each executive officer to the Company and to his respective area of concentration. The SOCC also considered financial and other data reflecting the performance and contribution to the Company's overall performance of each executive's areas of responsibility; however, the SOCC did not use a precise test or formula in determining whether to reduce the maximum award to any executive officer. The MICP award to Mr. Goldstein was part of the compensation package approved by the Board and reflected in his MOU. See "Employment Agreements and Termination of Employment and Change-in-Control Arrangements" at page 9.

Mr. Goldstein's 2000 Compensation

   Mr. Goldstein's compensation for 2000 (other than the option granted in November 2000 and discussed above) was governed by the MOU. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 9. The MOU was negotiated prior to his employment between representatives of the Board, acting on behalf of the Company, and Mr. Goldstein and was then recommended for approval by the SOCC and approved by the Board. The SOCC and the Board, with the advice of experienced independent compensation consultants, determined that the terms of the MOU were fair and reasonable and within the range of compensation for chief executive officers of companies comparable to the Company.

   In summary, the Company has an appropriate and competitive compensation policy, which has been significantly strengthened by the Program, and which is designed to attract and retain qualified executive officers and motivate them to create and enhance shareholder value. The Company's compensation policy soundly balances base salary, annual (and for 2001 and future years long-term) cash incentives, as well as stock options.

                                          William D. Van Dyke, III
                                          Chairman
                                          Richard M. Furlaud
                                          Peter A. Georgescu
                                          Henry P. van Ameringen

Performance Graph*

   The graph below compares the total shareholder return on the Company's Common Stock to the cumulative total return for the Standard & Poor's 500 Index, a broad market index, and two peer groups. For the reasons described below, the performance of the Company's Common Stock is being compared to a different peer group this year ("New Peer Group") from the peer group used in the 2000 and prior years' proxy statements ("Former Peer Group"). The graph includes data for the New Peer Group as well as for the Former Peer Group. The performances of both peer groups are weighted based on market capitalization.

   The companies in the New Peer Group are Alberto-Culver Company, Avon Products, Inc., Campbell Soup Company, Church & Dwight Co., Inc., The Clorox Company, The Coca-Cola Company, Colgate-Palmolive Company, Conagra Foods, Inc., The Dial Corporation, The Estee Lauder Companies Inc., General Mills, Inc., The Gillette Company, H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, Kellogg Company, McCormick & Company, Incorporated, McDonald's Corporation, Nestle S.A., PepsiCo, Inc., The Procter & Gamble Company, Revlon, Inc., Sara Lee Corporation, Sensient Technologies Corp., Tricon Global Restaurants, Inc., Unilever N.V. and Wm. Wrigley Jr. Company.

   The companies in the Former Peer Group are Alberto-Culver Company, Avon Products, Inc., Block Drug Co., Inc., Church & Dwight Co., Inc., Ecolab Inc., Ethyl Corp., W.R. Grace & Co., Hershey Foods Corporation, McCormick & Company, Incorporated, NCH Corp., Nalco Chemical Company, The Quaker Oats Company, Ralston Purina Company, and Wm. Wrigley Jr. Company. For the year ended December 31, 1996, Tambrands was included in the Former Peer Group, but was omitted for the years ended December 31, 1997 and after, since, in light of its acquisition by the Procter & Gamble Company, it is no longer a separate reporting entity. For the years ended December 31, 1998 and earlier, Morton International, Inc. and Nalco Chemical Company were included in the Former Peer Group, but were omitted for the years ended December 31, 1999 and December 31, 2000 since, in light of their acquisitions by Rohm and Haas Company and Suez Lyonnaise des Eaux, respectively, they are no longer separate reporting entities.

   There are no companies that are publicly traded in the United States whose operations closely resemble those of the Company. The companies in the New Peer Group were selected because they comprise a broad group of publicly held corporations that either have at least some operations similar to those of the Company or are significant customers of the Company.

   The Company concluded that the performance of a number of members of the Former Peer Group (Block Drug Co., Inc., Ecolab Inc., Ethyl Corp. and NCH Corp.) was no longer representative of the performance of the Company. Moreover, over the years, a number of the companies in the Former Peer Group were acquired by other companies (in addition to those listed above, Helene Curtis Industries, Inc., which had been an original member of the Former Peer Group and whose performance was included for the year ended December 31, 1995, was acquired during 1996 by Unilever United States, Inc. and for 1996 and subsequent years was no longer a separate reporting entity). Finally, since December 31, 2000, it has been announced that PepsiCo, Inc. will acquire The Quaker Oats Company and that Nestle S.A. will acquire Ralston Purina Company, as a result of which Quaker Oats and Ralston Purina will no longer be separate reporting entities. As a result of the foregoing, the Company concluded that it was appropriate to designate a new and more representative peer group.
--------
* This Comparison of Five Year Cumulative Total Return shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                 [LINE GRAPH]


                    International Flavors & Fragrances Inc.
                    Total Cumulative Shareholder Return for
                 Five-Year Period Ending December 31, 2000(1)


              IFF          S&P 500   New Peer Group   Former Peer Group
              ---          -------   --------------   -----------------
1995         100.00            100            100            100
1996          96.59         122.95         124.15         121.86
1997         114.06         163.96         169.24         159.22
1998         101.46         210.81         194.36         173.24
1999          89.72         255.16         181.58         157.13
2000          51.14         231.93         185.35         205.38

--------
(1) Total return assumes that the value of an investment in the Company's common stock and each index was $100 on December 31, 1995, and that all dividends were reinvested.

Compensation Committee Interlocks and Insider Participation

   The SOCC consists of Messrs. Furlaud, Georgescu, van Ameringen and Van Dyke. Mr. Van Dyke is Senior Vice President of Salomon Smith Barney Inc., which has received commissions for brokerage services performed in connection with securities transactions on behalf of the Company and its retirement plans which amounted to $204,234 in 2000.

Stock Ownership

   The following is a tabulation as of December 31, 2000 of those shareholders of the Company who own beneficially in excess of 5% of the Company's Common Stock determined in accordance with Rule 13d-3 under the Exchange Act.

                                                  Number of Shares and Nature of
                                                       Beneficial Ownership
                                             -------------------------------------------
                                                Sole                 Shared
                                             Voting and   Shared   Voting and    Percent
 Title of     Name and Address of Beneficial Investment Investment Investment      of
 Class                    Owner                Power      Power      Power        Class
 --------     ------------------------------ ---------- ---------- ----------    -------
Common Stock  George Rowe, Jr.                  20,500          0  7,101,124(1)    7.3%
               One Rockefeller Plaza
               New York, NY 10020

Common Stock  State Farm Mutual Automobile   7,028,200     29,967      2,628       7.2%
              Insurance Company
              and related entities
               One State Farm Plaza
               Bloomington, IL 61701

Common Stock  Henry P. van Ameringen         2,570,011          0  5,483,694(1)    8.3%
               509 Madison Avenue
               New York, NY 10022

Common Stock  Trust, c/o J.P. Morgan                 0          0  5,442,762(2)    5.6%
               Florida, FSB
               109 Royal Palm Way
               Palm Beach, FL 33480

Common Stock  OppenheimerFunds, Inc.                 0  6,492,400          0       6.7%
               Two World Trade Center
               34th Floor
               New York, NY 10048

--------
(1) See Note 4 on page 4. In addition, Mr. Rowe is an officer of two other charitable foundations which own an aggregate of 1,267,614 shares. Mr. Rowe is a director of each of those two foundations. Mr. Rowe is an executor of an estate holding 163,885 shares and is also a trustee of nine trusts holding an aggregate of 181,931 shares. Mr. Rowe is also a trustee of a charitable foundation holding 1,500 shares and is one of three trustees of another trust holding 4,000 shares.
(2) Held of record by CEDE & Co. as nominee for a trust of which Mr. and Mrs. William D. Van Dyke, III and J. P. Morgan Florida, FSB are co-trustees, who should be considered the beneficial owners of such shares with shared voting and investment power. Mrs. Van Dyke is also beneficial owner of 129,426 shares in which she has sole voting and investment power and 1,830,774 shares over which she has shared voting and investment power. See footnote 5 at page 4 for additional shares beneficially owned by Mr. Van Dyke. J. P. Morgan Chase & Co. and related entities also beneficially own 352,271 shares over which they have sole voting power and 987,954 shares over which they have sole investment power, and 18,000 shares over which they have shared voting power and 19,284 shares over which they have shared investment power.

   As of December 31, 2000 the executive officers and directors of the Company (18 persons) and Messrs. Furlaud, Corbett and Block beneficially owned in the aggregate shares of the Company's Common Stock as set forth below:

                                                           Amount of    Percent
  Title of                                                Beneficial      of
  Class                         Name                    Ownership(1)(2)  Class
  --------                      ----                    --------------- -------
 Common Stock All directors and officers as a group...    17,935,563     18.4%
 Common Stock R.M. Furlaud............................       217,250       (3)
 Common Stock R.G. Corbett............................        46,085       (3)
 Common Stock S. A. Block.............................        61,432       (3)

--------
(1) Includes 942,087 shares of Common Stock which the directors and officers of the Company have (or will have as of 60 days after such date) the right to acquire under stock options granted by the Company.
(2) Adjusted to eliminate duplicate holdings of the same shares by two or more officers and directors. Except for the shares included in footnotes 4 and 5 at page 4, the remaining shares listed as beneficially owned by all directors and officers in the aggregate are subject to the sole voting and investment power of the individual directors or officers whose shares are included in such number.
(3) Less than 1%.

Shareholder Proposals

   Any shareholder proposal intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy with respect to that meeting by November 29, 2001.

   The By-laws of the Company provide that in order for a shareholder to propose director nominations or to transact business at an annual meeting of shareholders, the shareholder must give written notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. If the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the notice given by the shareholder must be received not later than the close of business on the tenth day following the day on which the notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

Additional Information

   The Company paid to Fulton, Rowe, Hart & Coon, of which Mr. Rowe, a director of the Company, is a member, $264,200 for legal services in 2000.

   The Company has selected PricewaterhouseCoopers LLP to be its principal independent accountants for 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

   The aggregate fees of PricewaterhouseCoopers LLP billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the year 2000 were $1,272,000.

Financial Information Systems Design and Implementation Fees

   There were no fees billed for professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by PricewaterhouseCoopers LLP, the Company's principal independent accountant, for the fiscal year ended December 31, 2000.

All Other Fees

   The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than the services covered in the two preceding paragraphs for the fiscal year December 31, 2000 were $2,731,000. The Audit Committee has considered and found the provision of the services covered in the two preceding paragraphs compatible with maintaining PricewaterhouseCoopers LLP's independence.

Section 16(a) Beneficial Ownership Reporting Compliance

   In 2000, Mr. Goldstein, Chairman and Chief Executive Officer, Mr. Martinez, a Director, and Julian W. Boyden, Executive Vice President of the Company, each did not file on a timely basis one report required by Section 16 of the Exchange Act following their appointments as directors in the case of Messrs. Goldstein and Martinez, and as an officer, in the case of Mr. Boyden.

               PROPOSED IFF GLOBAL EMPLOYEE STOCK PURCHASE PLAN

   The Board, on November 14, 2000, approved the IFF Global Employee Stock Purchase Plan (the "GESPP") subject to shareholder approval, and has determined that it is in the best interests of the Company to adopt the GESPP, under which employees of the Company throughout the world will be able to purchase the Company's Common Stock at a discount to market. The Company believes that stock ownership provides a strong incentive for employees to help maximize shareholder value and to share in the growth of the Company. Subject to shareholder approval, the GESPP was implemented in the United States, The Netherlands, the United

Kingdom and Ireland on January 1, 2001 and will be introduced in stages in the rest of the world during the remainder of the year.

   Vote Required for Approval. Approval of the GESPP will require the affirmative vote of the holders of a majority of the votes cast at the 2001 Annual Meeting by the holders of shares entitled to vote at the Meeting.

   The Board considers the GESPP to be in the best interests of the Company and its shareholders and recommends that the shareholders vote in favor of the following resolution which will be presented to the meeting:

    "RESOLVED, that the International Flavors & Fragrances Inc. Global Employee Stock Purchase Plan, in the form presented to this meeting, be, and it hereby is, approved."

Description of the GESPP

   The principal features of the GESPP are summarized below. The summary is qualified in its entirety by the full text of the GESPP, which is set forth as Exhibit B to this Proxy Statement.

   General. The purpose of the GESPP is to provide an opportunity for employees of the Company and its subsidiaries to purchase shares of Common Stock of the Company and thereby to have the opportunity to share in the growth of the Company. The purchase of shares will occur through annual offerings financed by participating employee payroll deductions.

   The total number of shares which may be issued and sold under the GESPP is 5,000,000 shares of Common Stock, subject to proportionate adjustment in the event of a stock split, stock dividend, combination or recapitalization of shares. The proceeds from the sale of stock under the GESPP will be added to the general funds of the Company and will be used for such corporate purposes as the Board may determine.

   Administration. The GESPP will be administered by the SOCC. The SOCC will have the power to promulgate any rules and regulations which it deems necessary for the proper administration of the GESPP, to interpret the provisions and supervise the administration of the GESPP, to make factual determinations relevant to GESPP entitlements and to take all action in connection with administration of the GESPP as it deems necessary or advisable.

   Eligibility of Employees. All employees of the Company and any subsidiary designated by the SOCC who are employed on the first business day of each period in which purchases of Common Stock may occur for at least twenty (20) hours per week and more than five (5) months in a calendar year are eligible to participate in the GESPP. However, the SOCC may (a) permit part-time employees to participate and (b) impose an eligibility period of up to two years' employment with the Company or any designated subsidiary. As of January 1, 2001, the number of employees who were eligible to participate in the GESPP was approximately 2,500, including eight executive officers.

   No employee will be eligible to participate in the GESPP during a "Purchase Period", as defined in the GESPP (generally a calendar year, except with respect to 2001, during which the GESPP is being introduced in stages, and for which the Purchase Period for any employee will be the portion of calendar year 2001 between the date on which the GESPP is introduced in such employee's country of employment and December 31, 2001), if the employee owns shares which, when added to the maximum number of shares the employee may purchase under the GESPP and any outstanding stock options, would exceed 5% of the voting power or value of the Company's outstanding Common Stock.

   Purchase Periods and Payroll Deductions. The GESPP provides for annual Purchase Periods for the purchase of Common Stock. The first Purchase Period under the GESPP began on January 1, 2001. The SOCC has discretion to change the number or duration of the Purchase Periods, but no Purchase Period may be longer than 27 months, and no Common Stock may be issued under the GESPP after February 28, 2006 or the earlier termination of the GESPP.

   An employee may authorize a payroll deduction in whole percentages not to exceed 10% of the employee's basic rate of compensation or such other percentage as specified by the SOCC. An employee's payroll deductions will be credited to a stock purchase account to be used at the end of the Purchase Period for the purchase of Common Stock. Unless otherwise elected by the employee in accordance with the GESPP, an employee who is a participant in the GESPP at the end of the Purchase Period will automatically be enrolled for the succeeding Purchase Period at the same level of payroll deductions. No interest will be credited on payroll deductions except where required by the GESPP or by local law as determined by the SOCC. Subject to limitations and requirements that may be prescribed by the SOCC, an employee may decrease or discontinue his or her rate of payroll deductions at any time during a Purchase Period but may increase such rate, up to the limit set by the GESPP, only at the beginning of a Purchase Period. If an employee discontinues payroll deductions, future payroll deductions are terminated, but accumulated payroll deductions remain in the GESPP for the purchase of Common Stock at the end of the Purchase Period unless the employee elects to withdraw his or her accumulated contributions.

   Purchase of Common Stock. Unless otherwise determined by the SOCC, the purchase price of shares of Common Stock purchased under the GESPP will be 85% of the fair market value of the Common Stock as of the first business day of the Purchase Period. Fair market value for this purpose generally will be the closing price per share of the Common Stock as reported in the New York Stock Exchange Composite Transactions for the day on which fair market value is to be determined. On January 2, 2001, the first trading date of the 2001 twelve-month Purchase Period, the closing price of a share of the Company's Common Stock was $20.25.

   Subject to the terms of the GESPP, on the last business day of the Purchase Period, the balance in each participating employee's stock purchase account automatically will be used to purchase a number of whole shares of Common Stock equal to the balance in the account divided by the purchase price. Any cash remaining in the participant's account will be carried over to the next Purchase Period. Unless otherwise determined by the SOCC or directed in writing by a participant, after the end of the Purchase Period, all shares purchased under the GESPP will be deposited directly to an account established in the name of the participant with Mellon Investor Services.

   No employee's right to purchase Common Stock pursuant to the GESPP may accrue at a rate that exceeds $25,000 in fair market value of Common Stock per calendar year.

   If the market price of Common Stock on the last trading day of the Purchase Period is more than 15% below the market price on the first trading day of the Purchase Period, no shares will be purchased on a participating employee's behalf for the Purchase Period. In such a situation, the employee's contributions for that Purchase Period will be refunded to him or her with simple interest at 4% or such greater or lesser amount as may be determined by the SOCC. The employee's payroll deductions will automatically continue to be contributed to the account maintained under the GESPP at the beginning of the next Purchase Period, unless the employee elects otherwise.

   Termination of Employment. Participation in the GESPP will terminate as of the date of termination of employment of a participating employee, whether by death, retirement, disability or otherwise. In the event of a participating employee's termination of employment before the last day of a Purchase Period, payroll deductions will be terminated, no shares will be purchased for the employee at the end of the Purchase Period and the balance in the employee's stock purchase account will be paid without interest (except where required by local law) as soon as practicable to the employee or, in the event of death, to the employee's estate.

   Amendment and Termination. The Board of Directors may amend the GESPP at any time in its sole discretion without approval of the shareholders, except to the extent shareholder approval is required by Rule 16b-3 of the Exchange Act, applicable NYSE or other stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations. The Board may terminate or suspend the GESPP at any time in its sole discretion.

   Unless sooner terminated by the Board in its discretion, the GESPP will terminate on February 28, 2006.

   Plan Benefits. Because benefits under the GESPP will depend on employees' elections to participate and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the GESPP is approved by the shareholders. Non-employee directors are not eligible to participate in the GESPP.

U.S. Federal Income Tax Consequences

   The following is a brief summary of the principal federal income tax consequences under present law of the purchase of shares of Common Stock under the GESPP and certain dispositions of shares acquired under the GESPP. This discussion is based upon interpretations of the Code in effect as of March 1, 2001, and regulations promulgated thereunder as of such date.

   For federal income tax purposes, participants in the GESPP are viewed as having been granted a stock option on the first day of a Purchase Period and as having exercised the stock option by the automatic purchase of shares under the GESPP on the last day of the Purchase Period. A participant will not recognize taxable income either at the time of grant of the option (that is, the first day of a Purchase Period) or on the date of exercise of the option (that is, the last day of a Purchase Period). As described below, a participant will generally recognize taxable income only upon disposition of Common Stock acquired under the GESPP or upon death.

   With limited exceptions including a disposition upon death, if a participant disposes of shares of Common Stock acquired under the GESPP, by sale, gift or otherwise, within the later of two years from the first day of the Purchase Period in which the shares were acquired or within one year from the last day of such Purchase Period (that is, makes a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disqualifying disposition equal to the amount by which the fair market value of the stock on the last day of such Purchase Period exceeded the purchase price of the shares. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disqualifying disposition of the shares after such basis adjustment will be a capital gain or loss.

   With limited exceptions, if the participant disposes of shares of Common Stock acquired under the GESPP more than two years after the first day of the Purchase Period during which the shares were acquired and more than one year after the last day of such Purchase Period, the participant will recognize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price of the shares or (ii) 15% of the fair market value of the shares on the first day of such Purchase Period. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, no ordinary income will be recognized, and any loss recognized will be a capital loss.

   If the participant still owns the shares of Common Stock acquired under the GESPP at the time of the participant's death, regardless of the period for which the participant has held the shares, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price of the shares or (ii) 15% of the fair market value of the shares on the first day of the Purchase Period during which the shares were acquired will constitute ordinary income in the year of death.

   The Company or one of its subsidiaries generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disqualifying disposition. In all other cases, no deduction with respect to options granted or shares of Common Stock issued under the GESPP is allowed to the Company or one of its subsidiaries.

   The foregoing summary does not discuss the effect of state, local or foreign taxes.

                                 OTHER MATTERS

   As of the date of this Proxy Statement the Board is not aware that any matters other than those specified above are to be presented for action at the meeting. If any other matters should come before the meeting, proxies in the enclosed form will be voted on such matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. All executed proxies will be voted in accordance with the instructions contained therein. In accordance with the Board's recommendations, executed proxies returned by shareholders will be voted, if no contrary instruction is indicated, FOR the election of the 10 nominees described herein and FOR the proposal to approve the IFF Global Employee Stock Purchase Plan. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders will not be treated as votes cast or as shares present or represented.

   The Company will on a request in writing provide without charge to each person from whom proxies are being solicited for the Company's annual meeting a copy of the Company's Annual Report on Form 10-K for the Year Ended December 31, 2000, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act. A request for the Company's Annual Report on Form 10-K should be made to Stephen A. Block, Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, N.Y. 10019.

   The Board of Directors invites you to attend the meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the meeting.

                                          By Order of the Board of Directors,

                                          Stephen A. Block
                                          Secretary

March 30, 2001

                                   EXHIBIT A

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   I. Purpose. The Audit Committee (the "Committee") of the Board of Directors (the "Board") of International Flavors & Fragrances Inc. (the "Corporation") assists the Board in fulfilling its oversight responsibilities. The Audit Committee will consider and review the financial reporting process and related financial information to be reported to shareholders and others, the Corporation's internal control environment, the audit, and the Corporation's procedures for monitoring compliance with laws and regulations and with the Corporation's Code of Conduct. In performing its duties, the Committee will maintain effective working relationships with the Board, management and the Corporation's independent accountant and internal auditors.

   II. Membership. The Committee will be comprised of at least three members, including a Chairperson, all of whom will be selected by, and who will serve at the pleasure of, the Board. All members of the Committee must be "independent directors," meaning directors who are independent of management of the Corporation and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as Committee members. All members of the Committee must be, or must become within a reasonable period of time after appointment to the Committee, persons qualified by experience, education or training in business, finance or accounting, so that they are able to read, understand and critically review fundamental business financial statements. At least one member of the Committee must have accounting or related financial management expertise. In addition, no person may be a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule of the United States Securities and Exchange Commission ("SEC") or any exchange on which shares of the Common Stock of the Corporation are traded.

   III. Meetings. The Committee will meet at least four times each year and more frequently if circumstances warrant. The Committee may ask members of management, the Corporation's independent accountant, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request. The Committee will keep written minutes of its meetings.

   IV. Committee Responsibilities. The Committee will have the following responsibilities:

     a. To recommend to the Board the independent accountant to be selected to conduct audits of the Corporation and to assure that the independent accountant is ultimately accountable to the Committee and the Board; to review and approve the compensation of the independent accountant; to evaluate the independent accountant; and, where appropriate, to recommend to the Board the discharge of the independent accountant.

     b. To review and concur in the appointment, replacement, reassignment or dismissal of the Corporation's director of internal audit in order to ensure the independence of the internal audit function,

     c. To require the independent accountant to submit to the Committee periodically a formal written statement delineating all relationships between the independent accountant and the Corporation, including but not limited to management consulting services provided by the independent accountant and related fees;

  to discuss with the independent accountant all such relationships; and, based on such written statement and discussions, to review and assess the independence of the independent accountant and recommend that, where appropriate, the Board take action in response to the independent accountant's statement to satisfy itself of the independent accountant's independence.

     d. To consider, in consultation with the independent accountant, the director of internal audit, and financial management of the Corporation, the audit scope and plans of the independent accountant and the internal auditors.

     e. To review with the independent accountant and financial management of the Corporation at the conclusion of the audit:

       i. the Corporation's annual financial statements and related footnotes;

       ii. the independent accountant's audit of and report on such financial statements, including any significant accounting matters and findings and management's responses to them;

       iii. any significant changes in the independent accountant audit scope or plan from that previously presented to the Committee;

       iv. any significant transactions not a normal part of the Corporation's business and the manner in which they were accounted for in such financial statements;

       v. the independent accountant's qualitative judgments and recommendations about the appropriateness of the Corporation's accounting principles and practices, any proposed changes in such accounting principles and practices and the degree of the Corporation's implementation of previously recommended changes in accounting principles and practices;

       vi. any lack of cooperation or disputes with management encountered by the independent accountant during the course of the audit, including any restrictions on the scope of their work or access to requested information; and

       vii. other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

     f. To recommend to the Board that the audited financial statements be included in the annual report of the Corporation to be filed with the SEC.

     g. To consider and review with the independent accountant, the director of internal audit and the financial management of the Corporation the adequacy of the Corporation's internal controls, including computerized information system controls and security, and any related significant findings and recommendations by the independent accountant or the director of internal audit, together with management's responses.

     h. To consider and review, prior to filing or release, annual reports of the Corporation to be filed with the SEC or any other government agency and other published documents containing the Corporation's annual financial statements, and to evaluate whether the information in such reports and documents is consistent with the information in the financial statements.

     i. To consider and review, prior to filing or release, interim financial reports of the Corporation to be filed with the SEC or any other government agency or otherwise released to the public.

     j. To prepare the report required to be included in the Corporation's Proxy Statement disclosing whether the Committee has reviewed and discussed the audited financial statements with management; has discussed matters specified by the SEC with the independent accountant; and has taken whatever action and prepared such other reports and letters as may be required from time to time by the SEC and/or any exchange on which shares of the Common Stock of the Corporation are traded.

     k. To review policies and procedures covering officers' expense accounts and perquisites, including officers' use of corporate assets, and to consider the results of any review by the internal auditors or independent accountant.

     1. To review, together with counsel for the Corporation, legal and regulatory matters that may have a material effect on the Corporation's financial statements and the Corporation's compliance policies.

     m. To meet with the director of internal audit, the independent accountant and management in separate executive sessions to discuss matters then being considered by the Committee, that the Committee or any of these groups concludes should be discussed privately with the Committee.

     n. To review this Charter annually and update it when appropriate.

   V. Investigations and Studies. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described above, and may retain at the expense of the Corporation, independent counsel, accountants or others necessary to assist in any such investigation or study.

                                   EXHIBIT B

                                  IFF GLOBAL
                         EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

   The purpose of this Plan is to provide an opportunity for Employees of International Flavors & Fragrances Inc. (the "Company") and its Designated Subsidiaries, to purchase Common Stock of the Company and thereby to have the opportunity to share in the growth of the Company. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under section 423 of the Code, although the Company makes no undertaking nor representation that it will maintain such qualification. In addition, this Plan authorizes the grant of options and issuance of Common Stock which do not qualify under section 423 of the Code pursuant to sub- plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

2. Definitions.

   2.1 "Board" shall mean the Board of Directors of the Company.

   2.2 "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

   2.3 "Committee" shall mean the Stock Option and Compensation Committee of the Board, including any successor committee, or such other committee of the Board as the Board may from time to time appoint to administer the Plan.

   2.4 "Common Stock" shall mean the common stock, $0.125 par value, of the Company.

   2.5 "Company" shall mean International Flavors & Fragrances Inc., a New York corporation.

   2.6 "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Committee as eligible to participate in the Plan with respect to its Employees.

   2.7 "Eligible Compensation" shall mean the basic rate of cash remuneration of an Employee as it appears on the books and records of the Company or a Designated Subsidiary for services rendered to the Company or a Designated Subsidiary, determined prior to any payroll deductions, including, but not limited to, those related to contributions under a "qualified cash or deferred arrangement" (as determined under Code section 401 (k) and its applicable regulations) or under a "cafeteria plan" (as defined under Code section 125 and its applicable regulations), or reductions for qualified transportation benefits under Code section 132(f), but excluding bonuses, overtime pay, and all other forms of special pay. Compensation shall be determined before deferrals to any executive deferred compensation plan, but shall not include distributions from any executive deferred compensation plan. The Committee in its sole discretion shall have the authority to modify the definition of Eligible Compensation on a prospective basis, subject, however, to Code section 423(b)(5).

   2.8 "Employee" shall mean an individual classified as an employee by the Company or a Designated Subsidiary in its sole discretion on the payroll records of the Company or the Designated Subsidiary during the relevant Purchase Period and who is customarily employed for at least twenty
(20) hours per week and more than five (5) months in a calendar year by the Company or a Designated Subsidiary. Notwithstanding, the Committee may waive the foregoing requirements and treat individuals who are classified as part-time employees by the Company or a Designated Subsidiary in its sole discretion as "Employees' for purposes of the Plan.

   2.9 "Fair Market Value" shall mean the closing price of a share of Common Stock in the New York Stock Exchange Composite Transactions on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.


   2.10 "Offering Date" shall mean the first business day of each Purchase
Period.

   2.11 "Participant" shall mean an Employee that elects to participate in the Plan in accordance with Section 4 of the Plan.

   2.12 "Plan" shall mean this IFF Global Employee Stock Purchase Plan.

   2.13 "Purchase Date" shall mean the last business day of each Purchase
Period.

   2.14 "Purchase Period" shall mean a period having the length determined by the Committee in its sole discretion pursuant to Section 5.2; provided, in no event shall the duration of any Purchase Period exceed 27 months.

   2.15 "Subsidiary" shall mean any subsidiary corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, as described in Code section 424(f).

3. Eligibility.

   (a) Any person who is an Employee on an Offering Date shall be eligible to participate in the Plan. Notwithstanding, the Committee in its sole discretion may prospectively condition participation upon completion of up to two years' employment with the Company and/or a Designated Subsidiary, and may further condition participation upon an eligible Employee's (1) consent to transfer and process personal data outside of the Employee's country of residence, and
(2) acknowledgement and agreement to the terms and conditions of the Plan.

   (b) No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code section 424(d)), shares of capital stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries.

   (c) All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which are consistent with Code section 423(b)(5); provided, Employees participating in a sub-plan adopted pursuant to Section 13 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Plan. The Committee may impose restrictions on eligibility and participation of Employees, including but not limited to Employees who are officers and directors, to facilitate compliance with federal or state securities laws or foreign laws.

4. Participation And Withdrawal.

   4.1 Enrollment.

   (a) An eligible Employee may become a Participant in the Plan by following the procedures set forth in Section 4.1 (b).

   (b) Any eligible Employee wishing to become a Participant shall file, during the enrollment period (as established by the Committee) preceding the Offering Date, a completed payroll deduction authorization and Plan enrollment form provided by the Company or by following an interactive voice response ("IVR") electronic or other enrollment process as prescribed by the Committee. Unless otherwise determined by the Committee, an eligible Employee who does not follow the prescribed procedures to enroll on or before the enrollment deadline for such Offering Date for a Purchase Period may not participate in the Plan with respect to that Purchase Period, but instead will participate in the next following Purchase Period. Participation may be conditioned on an eligible Employee's consent to transfer and process personal data and on acknowledgment and agreement to Plan terms and other specified conditions not inconsistent with the Plan.

   4.2 Payroll Deductions.

   (a) An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Eligible Compensation, not to exceed 10% or such other percentage as specified by the Committee. Payroll deductions shall commence as soon as administratively practicable following the date on which the eligible Employee completes the enrollment process. A separate bookkeeping account for each Participant shall be maintained by the Company under the Plan, and the amount of each Participant's payroll deductions shall be credited to such account. All payroll deductions may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions unless required under local law. No interest shall be paid or credited to the account of any Participant with respect to such payroll deductions except where required by the Plan or by local law as determined by the Committee. A Participant may not make any additional payments into such account. Payroll deductions made with respect to Employees paid in currencies other than U.S. dollars shall be converted to U.S. dollars as of each Purchase Date or other date or dates in a Purchase Period in accordance with procedures established by the Committee in its sole discretion and in accordance with applicable law. Notwithstanding anything to the contrary, the Committee may also permit contributions to the Plan in such other form as it may determine in its sole discretion.

   (b) Subject to such limitations and requirements, if any, as prescribed by the Committee, a Participant may prospectively decrease his or her rate of payroll deductions at any time by filing a new payroll deduction authorization or by following IVR, electronic or other procedures prescribed by the Committee. Such decrease shall become effective as soon as administratively practicable. A Participant may not increase his or her rate of payroll deductions during a Purchase Period but may increase such rate, up to the limit set by the Plan, only effective on the first payroll date following the next Purchase Date by filing a new payroll deduction authorization or by following IVR, electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.

   4.3 Withdrawal.

   (a) Under procedures established by the Committee, a Participant may discontinue payroll deductions under the Plan at any time during a Purchase Period by completing and filing a new payroll deduction authorization with the Company or by following IVR, electronic or other procedures prescribed by the Committee. Such discontinuance shall become effective as soon as administratively practicable.

   (b) If a Participant discontinues participation during a Purchase Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date unless he or she elects, in accordance with Section 4.3(d), to withdraw such deductions. No Participant who either discontinues participation or withdraws his or her accumulated payroll deductions during a Purchase Period will be eligible to participate in the Plan until he or she re-enrolls in the Plan in a subsequent Purchase Period. If a Participant has not followed such procedures to discontinue the payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.

   (c) If a Participant is covered by the International Flavors & Fragrances Inc. Retirement Investment Fund Plan and is suspended from participation in that plan because of a hardship withdrawal, the Participant will also cease participation in this Plan for the balance of the suspension period. In these circumstances, the Participant's payroll deductions under this Plan shall be discontinued for the duration of the suspension period and the provisions of
Section 4.3(b) shall apply to such Participant. A Participant who has his or her payroll deductions discontinued under this Section 4.3(c) will not be eligible to participate again until he or she re-enrolls in the Plan. Any such person shall, when the suspension period ends, be considered eligible for re-enrollment in a Purchase Period starting after his or her suspension period ends.

   (d) Any Participant, whether or not he or she previously discontinued participation during a Purchase Period, may any time during the Purchase Period but no later than 15 days before the Purchase Date for such Purchase Period, request a withdrawal of his or her accumulated payroll deductions for the Purchase Period. Such amount shall be returned to the Participant without interest (except where required by local law) as soon as administratively practicable. In order to request such withdrawal, the Participant must complete and file with the Committee no later than 15 days before the end of a Purchase Period, a withdrawal form provided by the Company or follow IVR, electronic or other withdrawal procedures prescribed by the Company.

   4.4 Termination of Employment. In the event any Participant terminates employment with the Company or any Designated Subsidiary for any reason (including death) prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall immediately terminate, and all amounts credited to the Participant's account shall be paid to the Participant or the Participant's estate without interest (except where required by local law) as soon as administratively practicable. Whether a termination of employment has occurred shall be determined by the Committee in its sole discretion. The Committee also may establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment for purposes of the Plan, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Company and its Subsidiaries.

5. Offering.

   5.1 Authorized Shares. The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 5,000,000 shares. The shares which may be issued under the Plan may be either authorized but unissued shares, treasury shares or a combination of each, as determined from time to time by the Board . If on any Purchase Date the number of shares otherwise purchasable by Participants is greater than the number of shares then remaining available under the Plan, the Committee shall allocate the available shares among the Participants in such manner as it deems fair and which complies with the requirements of Code section 423.

   5.2 Purchase Periods. Unless otherwise determined by the Committee, (a) the duration of each Purchase Period shall be twelve consecutive months, (b) the first Purchase Period shall commence January 1, 200l; and (c) subsequent Purchase Periods shall run consecutively after each preceding Purchase Period. Notwithstanding, the Committee may choose a different Purchase Period for a sub-plan of a Designated Subsidiary; provided, any such Purchase Period ends December 31. The Committee shall have the power to change the commencement date or duration of future Purchase Periods, without shareholder approval, and without regard to the expectations of any Participants; provided, the Company shall notify Participants of any such change at least 30 days before such change becomes effective.

   5.3 Maximum Grant of Options.

   (a) On each Offering Date, each Participant shall be granted an option to purchase the number of shares of Common Stock which may be purchased with the payroll deductions to be accumulated in an account maintained on behalf of such Employee or would be accumulated on behalf of a Participant, if payroll deductions were not prohibited by local law.

   (b) The number of shares which may be purchased by any Participant on the first Purchase Date to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 (or such other amount determined by the Committee in accordance with and subject to the limitations of Section 5.5) by the Fair Market Value of a share of Common Stock on the Offering Date for the Purchase Period ended on such Purchase Date; and

   (c) The number of shares which may be purchased by a Participant on any subsequent Purchase Date in the same calendar year shall not exceed the number of shares determined by performing the calculation below:

     Step One: Multiply the number of shares purchased by the Participant on each previous Purchase Date in the same calendar year by the Fair Market Value of a share of Common Stock on the Offering Date for the Purchase Period ended on such Purchase Date.

     Step Two: Subtract the amount(s) determined in Step One from $25,000 (or such other amount determined by the Committee in accordance with and subject to the limitations of Section 5.5) .

     Step Three: Divide the remainder amount determined in Step Two by the Fair Market Value of a share of Common Stock on the Offering Date for the Purchase Period ending on the Purchase Date for which the calculation is being performed. The quotient thus obtained is the maximum number of shares which may be purchased by the Participant on such Purchase Date.

   5.4 Purchase Price. Unless otherwise determined by the Committee, the purchase price for a Purchase Period for each Participant shall be 85% of the Fair Market Value of the Common Stock on the Offering Date. Notwithstanding, the Committee may not establish a purchase price that fails to comply with the requirements of Code section 423.

   5.5 $25,000 Limitation. Notwithstanding any other provision of the Plan to the contrary, no Participant shall be granted an option which permits the Participant rights to purchase Common Stock under the Plan and all other Code section 423 employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 (or such other amount as provided under Code section 423(b)(8)) in Fair Market Value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

6. Purchase of Stock.

   6.1 Subject to Section 4.4 and 6.2 and unless a Participant has previously withdrawn his or her accumulated payroll deductions for such Purchase Period pursuant to Section 4.3(d), on each Purchase Date, a Participant's option shall automatically be exercised to purchase that number of full shares of Common Stock which the accumulated payroll deductions credited to the Participant's account at that time shall entitle him or her to purchase at the applicable purchase price. Any cash remaining in a Participant's account after the purchase of Common Stock shall remain in the Participant's account for use in the next Purchase Period.

   6.2 Notwithstanding anything herein to the contrary, if, with respect to an affected Participant, on the Purchase Date for a particular Purchase Period, the Fair Market Value of the Common Stock is below the purchase price of the Common Stock for that Purchase Period, the Plan shall, with respect to such affected Participant, be discontinued for the Purchase Period and such Participant's accumulated payroll deductions for the Purchase Period shall not be used to purchase Common Stock. Such amount shall be returned to the Participant, together with simple interest at 4% (or such greater or lesser amount as may be determined by the Committee or required by applicable law) as soon as practicable after the applicable Purchase Date.

7. Payment And Delivery.

   Unless and until otherwise determined by the Committee or directed in writing by a Participant, all shares purchased under the Plan shall be deposited directly to an account established in the name of each Participant with Mellon Investor Services. Upon the purchase of Common Stock on each Purchase Date, the Company or Mellon Investor Services shall deliver (by electronic or other means) to the Participant a record of the Common Stock purchased. Notwithstanding the foregoing, the Committee may require shares purchased under the Plan to be deposited directly with any other broker or agent designated by the Committee unless otherwise directed in writing by a Participant, in which event, shares purchased under the Plan shall be deposited directly with any broker or agent directed in writing by such Participant. The Committee may utilize electronic or automated methods of share transfer.

   Before the commencement of any Purchase Period, the Committee may require
(a) that shares purchased under the Plan during such Purchase Period and all subsequent Purchase Periods be retained with Mellon Investor Services (or any such other broker or agent) for a designated period of time not to exceed two
(2) years (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares and/or (b) that shares purchased under the Plan automatically participate in a dividend reinvestment plan or program maintained by the Company.

   The Company shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock, and the Common Stock shall then be fully paid and non- assessable.

   No Participant shall have any voting, dividend, or other shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 7.

8. Recapitalization

   8.1 If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately adjusted, the terms relating to the purchase price with respect to the option shall be appropriately adjusted, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

   8.2 The Board (or its delegatee) in its sole discretion, also may adjust the number and kind of shares specified in Section 5.1, as well as the price per share covered by each outstanding option, the number of shares subject to any individual option and the share limit of Section 5.3, in the event the Company effects one or more reorganizations, recapitalizations, spinoffs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

   8.3 The determinations of the Board (or its delegatee) under this Section 8 shall be conclusive and binding on all parties.

9. Merger, Liquidation, Other Company Transactions.

   9.1 In the event of the proposed liquidation or dissolution of the Company, the Purchase Period then in progress shall terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded together with simple interest at 4% (or such greater or lesser rate as may be determined by the Committee or required by applicable law) to the Participants as soon as reasonably practicable.

   9.2 In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Board, (a) each option shall be assumed, or an equivalent option shall be substituted, by the successor corporation or parent or subsidiary of such successor corporation or
(b) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be deemed exercised on such date.

10. Transferability.

   Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and are exercisable during the Participant's lifetime only by the Participant. Any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to
Section 4.3(b).

11. Amendment or Termination of the Plan.

   11.1 The Plan shall continue until February 28, 2006, unless previously terminated in accordance with Section 11.2.

   11.2 Except where otherwise delegated to the Committee, the Board may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, applicable New York Stock Exchange or other stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations. The Board may terminate or suspend the Plan at any time in its sole discretion. The termination, suspension or amendment of the Plan shall not alter or impose rights or obligations under any option theretofore granted under the Plan in any material adverse way with the consent of the affected Participants.

12. Administration.

   The Committee shall have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibilities and authority delegated to the Committee by the Board. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective, as if it had been made at a meeting of the Committee duly held. The Company shall pay all reasonable expenses incurred in the administration of the Plan. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

13. Committee Rules For Foreign Jurisdictions.

   Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible Employee who is resident outside of the United States, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the goals and objectives of the Plan, and may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans for these purposes.

14. Compliance with Legal and Exchange Requirements.

   The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that:
(a) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (b) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (c) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

15. Governmental Approvals.

   This Plan and the Company's obligation to sell and deliver shares of Common Stock under the Plan in any jurisdiction shall be subject to approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of Common Stock hereunder in such jurisdiction.

16. No Enlargement Of Employee Rights.

   Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or to interfere with the right of the Company or any Designated Subsidiary to discharge any Employee at any time. Any rights or benefits provided under this Plan shall not be considered part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long service awards, pension, retirement or similar payments.

17. Withholding Taxes.

   In the event that the Company or any Designated Subsidiary is required to withhold any Federal, state, local or foreign taxes in respect of any compensation or other income realized by the Participant, the Company or such Designated Subsidiary may deduct from any payments of any kind otherwise due to such Participant, including without limitation the proceeds of any sale of Common Stock for the account of the Participant, the aggregate amount of such Federal, state, local or foreign taxes required to be withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, the Participant will be required to pay to the Company or such Designated Subsidiary, or make other arrangement satisfactory to the Company or such Designated Subsidiary regarding payment to the Company or such Designated Subsidiary of, the aggregate amount of any such taxes.

18. Governing Law.

   This Plan shall be governed by and construed in accordance with the laws of New York State, without regard to conflicts of law principles.

19. Severability.

   If any provision of the Plan shall be held illegal or invalid in any jurisdiction, such illegality or invalidity shall not affect the remaining provisions of the Plan in such jurisdiction, or any provision of the Plan in any other jurisdiction, and the Plan shall be construed and applied in such jurisdiction as if the invalid provision had never been contained herein.

20. Effective Date.

   This Plan shall be effective January 1, 2001, subject to approval of the shareholders of the Company within 12 months after November 14, 2000 which is the date the Board adopts the Plan. No Participant may purchase any shares of Common Stock under the Plan until and unless the Plan receives such shareholder approval. If the Plan is not approved by the shareholders of the Company as required under this Section 20, the Plan shall become null and void and of no further force and effect, and any accumulated payroll deductions of Participants shall be refunded as soon as administratively practicable, without interest.

                                  IFF GLOBAL
                         EMPLOYEE STOCK PURCHASE PLAN

                        ADDENDUM FOR THE UNITED KINGDOM

   The following document (the "Addendum") sets forth the variations from the IFF Global Employee Stock Purchase Plan (the "Plan") as they relate to employees of International Flavors & Fragrances Inc. and its designated subsidiaries who are residents of the United Kingdom. Unless otherwise set forth in this Addendum, the terms and conditions of the Plan shall apply in the United Kingdom.

Definitions.

   2.8 "Employee" shall mean an individual resident in the United Kingdom classified as an employee by the Company or a Designated Subsidiary in its sole discretion on the payroll records of the Company or the Designated Subsidiary during the relevant Purchase Period. For purposes of clarification, "Employee" shall include any part-time employees resident in the United Kingdom.

                                     *****

                         ADDENDUM FOR THE NETHERLANDS

   The following document (the "Addendum") sets forth the variations from the IFF Global Employee Stock Purchase Plan (the "Plan") as they relate to employees of International Flavors & Fragrances Inc. and its designated subsidiaries who are residents of the Netherlands. Unless otherwise set forth in this Addendum, the terms and conditions of the Plan shall apply in the Netherlands.

Definitions.

   2.8 "Employee" shall mean an individual resident in the Netherlands classified as an employee by the Company or a Designated Subsidiary in its sole discretion on the payroll records of the Company or the Designated Subsidiary during the relevant Purchase Period. For purposes of clarification, "Employee" shall include any part-time employees resident in the Netherlands.

  Participation and Withdrawal.

   4.3 Withdrawal.

   (d) Any Participant, whether or not he or she previously discontinued participation during the Purchase Period, may at any time during the Purchase Period, request a withdrawal of his or her accumulated payroll deductions for the Purchase Period; provided, if the Participant fails to notify the Committee of his or her intent to withdraw accumulated payroll deductions in accordance with procedures established by the Committee at least 15 days before the Purchase Date, the Participant shall be subject to a withdrawal penalty equal to NLG 100. Such amount (less the penalty where applicable) shall be returned to the Participant without interest (unless required under applicable law) as soon as administratively practicable. For purposes of clarification, this Section 4.3(d) shall apply only to Participants who are resident in the Netherlands.

                                     *****

                             ADDENDUM FOR IRELAND

   The following document (the "Addendum") sets forth the variations from the IFF Global Employee Stock Purchase Plan (the "Plan") as they relate to employees of International Flavors & Fragrances Inc. and its designated subsidiaries who are residents of Ireland. Unless otherwise set forth in this Addendum, the terms and conditions of the Plan shall apply in Ireland.

Definitions.

   2.8 "Employee" shall mean an individual resident in Ireland classified as an employee by the Company or a Designated Subsidiary in its sole discretion on the payroll records of the Company or the Designated Subsidiary during the relevant Purchase Period. For purposes of clarification, "Employee" shall include any part-time employees resident in Ireland.

                                     *****

--------------------------------------------------------------------------------



[LOGO OF IFF]                                                              PROXY


                    INTERNATIONAL FLAVORS & FRAGRANCES INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2001

  The undersigned shareholder of International Flavors & Fragrances Inc. (hereinafter called the Company) hereby appoints Messrs. Richard A. Goldstein, Douglas J. Wetmore and Stephen A. Block, the attorneys and proxies, and each of them the attorney and proxy, of the undersigned, with full power of substitution, to act by a majority present, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders to be held at the headquarters of the Company, 521 West 57th Street, New York, New York, on Wednesday, May 16, 2001 at 10 A.M., and any adjournment or adjournments thereof, and thereat to vote the number of votes or shares of stock the undersigned would be entitled to vote if then and there personally present.
                                     IFF
                                     P.O. BOX 11418
                                     NEW YORK, N.Y. 10203-0418

 Please indicate on the reverse side of this card how your shares of stock are to be voted.
        The shares represented by this Proxy will be voted as directed.
                                  (Continued and to be signed on the other side)

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
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
 1. Election of all Directors M. H. Adame, G. Blobel, J. M. Cook,             2. Proposal to approve IFF Global Employee
 P. A. Georgescu, R. A. Goldstein, C. A. Lobbosco, A. C. Martinez,               Stock Purchase Plan
 H. P. van Ameringen, W. D. Van Dyke, III, D. J. Wetmore
                                                                              For  [X]  Against  [X]  Abstain  [X]
 For  [X]  Withheld  [X]  Exceptions*   [X]                              --------------------------------------------------
                                                                         --------------------------------------------------
                                                                              Change of address and/or Comments
 *Exceptions .............................................
 .........................................................
-------------------------------------------------------------------             [X]
                                                                         --------------------------------------------------
To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all nominees, mark the "Withhold"
box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s)
in the space provided.
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3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
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                                                                      (This Proxy will be voted FOR each of the above
                                                                      nominees as a director, FOR Proposal 2, and in
                                                                      the discretion of the proxy committee on any other
                                                                      matter properly before the meeting, unless otherwise
                                                                      specified)
                                                                      Please sign exactly as name or names appear on this proxy.
                                                                      If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian,
                                                                      guardian, or corporate officer, please give full title.
                                                                      DATED ________________________ _______________________, 2001
                                                                      SIGNED _______________________ _____________________________
                                                                      ______________________________ _____________________________

                                                         ---

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.   Votes MUST be indicated in Black or Blue ink. [X]
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